Exhibit 5.1

February 28, 2024

Board of Directors
Kiora Pharmaceuticals, Inc.
332 Encinitas Boulevard, Suite 102
Encinitas, California 92024

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Kiora Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering for resale by the selling stockholders listed in the Registration Statement, on a delayed or continuous basis, of 76,528,829 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 15,800,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) 11,354,237 shares of Common Stock underlying pre-funded warrants (the “Pre-Funded Warrants”), (c) 24,687,296 shares (the “Tranche A Warrant Shares”) of Common Stock underlying Tranche A common stock purchase warrants (the “Tranche A Warrants”), and (d) 24,687,296 shares (the “Tranche B Warrant Shares” and, together with the Pre-Funded Warrant Shares and the Tranche A Warrant Shares, the “Warrant Shares”) of Common Stock underlying Tranche B common stock purchase warrants (the “Tranche B Warrants” and, together with the Pre-Funded Warrants and the Tranche A Warrants, the “Warrants”). The Common Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.” The Securities were issued pursuant to securities purchase agreements between the Company and the purchasers named therein dated as of January 31, 2024 (collectively, the “Purchase Agreement”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), the Company’s Third Amended and Restated By-Laws, the Purchase Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. For purposes of the opinion set forth below, we have assumed that before the Warrant Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock the Company is authorized to issue under the Charter such that the number of unissued shares of Common Stock authorized under the Charter is less than the number of Warrant Shares.

Kiora Pharmaceuticals, Inc.
February 28, 2024

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that (i) the Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and (ii) the Warrant Shares, when delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

This opinion is limited to the General Corporate Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given to you solely for use in connection with the resale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ BURNS & LEVINSON LLP

BURNS & LEVINSON LLP